EXHIBIT 10.6

AMENDMENT NO. 4 TO AMENDED AND RESTATED
MASTER LEASE AGREEMENT NO. 5

This Amendment No. 4 to Amended and Restated Master Lease Agreement No. 5 (this “Amendment”) is entered into as of June 21, 2016, by and between: (a) Ventas Realty, Limited Partnership, a Delaware limited partnership (“Lessor”); (b) Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), and Kindred Healthcare Operating, Inc., a Delaware corporation (“Operator” and, together with Kindred and permitted successors and assignees of Operator and Kindred, collectively, “Tenant”); and (c) Kindred Hospitals Limited Partnership, a Delaware limited partnership (“Affiliate Guarantor”).

Recitals:

A.Lessor and Tenant are parties to that certain Amended and Restated Master Lease Agreement No. 5, dated as of September 30, 2013 (as amended, the “Master Lease”), as amended by that certain Agreement Regarding Master Leases, dated as of September 30, 2013, between Lessor and Tenant, that certain Agreement Regarding Master Leases No. 2, dated as of December 31, 2014, between Lessor and Tenant, that certain Amendment to Amended and Restated Master Lease No. 5, dated as of March 18, 2015, that certain Amendment No. 2 to Amended and Restated Master Lease Agreement No. 5, dated as of April 3, 2016, and that certain Amendment No. 3 to Amended and Restated Master Lease Agreement No. 5, dated as of April 3, 2016. Included among the properties leased to Tenant under the Master Lease are the real property, improvements, and fixtures, that constitute the long term acute care hospital known as Kindred Hospital Louisville, and located in Louisville, Jefferson County, Kentucky (the “Facility”).

B. Lessor desires to convey to Louisville Broadway Apartments, LLC, an Ohio limited liability company, or its permitted assigns (collectively, the “Purchaser”), the fee simple title to a portion of the real property subject to the Master Lease and presently used by Tenant as a part of the Facility with an address of 1170 E. Broadway, Louisville, Kentucky (the “Conveyed Parcel”), as such real property is more particularly described in Schedule 1 attached hereto, in accordance with the terms and subject to the conditions set forth in that certain Purchase and Sale Agreement, dated as of February 22, 2016 (as amended, the “Purchase Agreement”), by and between Purchaser, as purchaser, and Lessor, as seller, and joined by Tenant for the limited purposes set forth therein.

C.The Conveyed Parcel is improved with a medical office building, a multi-level, 368 space parking garage (the “Garage”) and a surface parking lot and, in connection with the sale, Tenant is entering into a Parking Lease Agreement with Purchaser (the “Parking Lease”), in substantially the same form as Exhibit A attached hereto, for Tenant’s right to use and access certain parking spaces located in the Garage for the benefit of the Facility.

D.Lessor’s willingness to sell and convey the Conveyed Parcel to Purchaser in accordance with the terms of the Purchase Agreement is conditioned upon, among other things, Lessor and Tenant entering into this Amendment for the removal of the Conveyed Parcel as a part of the Leased Properties under the Master Lease.

E. The parties desire to enter into this Amendment to evidence Tenant’s consent to the conveyance of the Conveyed Parcel, to amend the Master Lease to remove the Conveyed Parcel from the legal description of the real property comprising a Leased Property and to make certain agreements with respect to the Parking Lease.

Agreement:

Now, therefore, the parties hereby agree as follows:

1.Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings respectively ascribed to those terms in the Master Lease.

2.Amendment to Master Lease. Effective on the date on which the Conveyed Parcel is transferred by Lessor to the Purchaser in accordance with the terms of the Purchase Agreement (the “Conveyance Effective Date”), that portion of Exhibit A to the Master Lease pertaining to Facility #4633 is hereby amended and restated as set forth in Schedule 2 of this Amendment to exclude the Conveyed Parcel from the legal description.

3.Additional Agreements of the Parties.

3.1.Consent of Tenant to Conveyance. Tenant hereby consents to the conveyance of the Conveyed Parcel by Lessor to the Purchaser.

3.2.Release of Interest in Conveyed Parcel; Further Assurances. Tenant hereby releases all of its right, title and interest to the Conveyed Parcel under the Master Lease. If requested by the Purchaser, Tenant shall execute and deliver to the Purchaser a quit claim deed or lease termination (or similar instrument) for the Conveyed Parcel evidencing the termination of Tenant’s leasehold interest in the Conveyed Parcel under the Master Lease.

3.3.No Abatement or Entitlement to Compensation. Tenant agrees that there will be no abatement of Rent due to the conveyance of the Conveyed Parcel, and that Tenant is not entitled to any portion of the compensation received by Lessor for the conveyance of the Conveyed Parcel.

3.4.Reaffirmation of Obligations. Notwithstanding the modifications to the Master Lease contained in this Amendment, Tenant hereby acknowledges and reaffirms its obligations under the Master Lease as amended hereby and all other documents executed by Tenant in connection therewith.

3.5.Guarantor Consent and Affirmation of Guaranty. Affiliate Guarantor joins this Amendment and hereby (a) consents to this Amendment, (b) reaffirms that its obligations under the Lease Guaranty to guarantee Tenant’s obligations under the Master Lease, as amended, remain in full force and effect, and (c) agrees that the obligations guaranteed under the Lease Guaranty include the obligations of Tenant set forth in Section 4 of this Amendment.

4.Parking Lease.

4.1.Assignment of Parking Lease on Termination of Master Lease.  Tenant shall, if requested by Lessor in connection with the expiration or earlier termination of the Master Lease as it applies to the Facility, assign its rights and obligations under the Parking Lease to Lessor effective on the date on which the Master Lease so expires or terminates.  Upon that assignment, (a) Lessor will release Tenant from Tenant’s obligations under the Parking Lease to the extent accruing on and after the effective date of the assignment, (b) Tenant will indemnify, hold harmless and defend Lessor, at Tenant’s expense, from and against any and all actions, claims, demands and expenses (including, without limitation, reasonable attorneys’ fees and costs) to the extent arising out of, directly or indirectly, the obligations of Tenant accruing under the Parking Lease prior to the date of assignment, and (c) Lessor will indemnify, hold harmless and defend Tenant, at Lessor’s expense, from and against any and all actions, claims, demands and expenses (including, without limitation, reasonable attorneys’ fees and costs) to the extent arising out of, directly or indirectly, the obligations of Lessor accruing under the Parking Lease on and after the date of assignment.

4.2.Restrictions on Tenant.  Tenant may not, without obtaining Lessor’s prior written consent, amend, modify or terminate the Parking Lease or assign its rights or obligations under the Parking Lease to any other person or entity.

4.3.Lessor Cure of Tenant Defaults.  Lessor may (but has no obligation to) cure any default by Tenant under the Parking Lease on Tenant’s behalf to the extent permitted under the Parking Lease, and Tenant will reasonably cooperate with Lessor in any such cure.  Tenant must deliver to Lessor written notice of any default or alleged default by Tenant under the Parking Lease promptly after learning or receiving notice of same.

5.Miscellaneous Provisions.

5.1.Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

5.2.Counterparts. This Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Executed copies of this Amendment may be delivered via facsimile or electronic mail, each of which and all of which shall constitute a delivery of originally signed copies of this Amendment.

5.3.Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Master Lease shall remain unmodified and in full force and effect. If any inconsistencies between the terms of this Amendment and any terms of the Master Lease arise, the terms of this Amendment shall govern and prevail.

5.4.Interpretation.

(a)Both parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Amendment. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.

(b)Section titles or captions in this Amendment are included for purposes of convenience only and shall not be considered a part of the Amendment in construing or interpreting any of its provisions.

(c)Unless the context otherwise requires, when used in this Amendment, the singular shall include the plural, the plural shall include the singular, and all pronouns shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

(d)The parties do not intend that this Amendment shall confer on any third party any right, remedy or benefit or that any third party shall have any right to enforce any provision of this Amendment.

5.5.Schedules and Exhibits; Entire Agreement. All Schedules and Exhibits to this Amendment shall constitute part of this Amendment and shall be deemed to be incorporated in this Amendment by reference and made a part of this Amendment as if set out in full at the point where first mentioned. This Amendment embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to subject matter of this Amendment. No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Amendment.

[Signature Page Immediately Follows]

In Witness Whereof, this Amendment has been executed as of the date first above written.

TENANT:	Kindred Healthcare, Inc., a Delaware corporation

	By:	/s/ Cristina E. O’Brien
	Name:	Cristina E. O’Brien
	Title:	Vice President & Real Estate Counsel

Kindred Healthcare Operating, Inc., a Delaware corporation

	By:	/s/ Cristina E. O’Brien
	Name:	Cristina E. O’Brien
	Title:	Vice President & Real Estate Counsel

AFFILIATE GUARANTOR:	Kindred Hospitals Limited Partnership, a Delaware limited partnership

	By:	/s/ Cristina E. O’Brien
	Name:	Cristina E. O’Brien
	Title:	Vice President & Real Estate Counsel

[Signatures Continue on Following Pages]

LESSOR:	Ventas Realty, Limited Partnership, a Delaware limited partnership

	By:	Ventas, Inc., a Delaware corporation, its general partner

	By:	/s/ Nicholas W. Jacoby
	Name:	Nicholas W. Jacoby
	Title:	Senior Vice President

JOINDER

The undersigned, Ventas, Inc., a Delaware corporation, hereby joins the foregoing amendment to the Master Lease solely for the purpose of, subject to Section 40.2 of the Master Lease, joining with Ventas Realty, Limited Partnership, on a joint and several basis, as Lessor under the Master Lease, as amended by the foregoing amendment, with respect to, and only with respect to, the Leased Property commonly known as Kindred Hospital – Pittsburgh (Facility No. 4619) and the Leased Property commonly known as Kindred Hospital – Philadelphia (Facility No. 4614), and for no other purposes.  Notwithstanding anything to the contrary contained in the Master Lease, as amended by the foregoing amendment, Tenant acknowledges and agrees, by the acceptance of this Joinder, that Ventas, Inc. shall have no liability or obligations under the Master Lease, as amended by the foregoing amendment, as lessor or otherwise, with respect to any Leased Property other than the aforesaid Kindred Hospital – Pittsburgh and Kindred Hospital – Philadelphia Leased Properties.  However, Tenant and Lessor acknowledge and agree that the foregoing amendment does not apply to or affect the Leased Properties owned by Ventas, Inc.

Ventas, Inc., a Delaware corporation

By:	/s/ Nicholas W. Jacoby
Name:	Nicholas W. Jacoby
Title:	Senior Vice President

Schedule 1

[Legal Description of the Conveyed Parcel]

TRACT 3:

BEGINNING at the intersection of the East line of the tract conveyed to Jefferson County, Kentucky, by Deed of record in Deed Book 5272, Page 780, in the Office of the Clerk of Jefferson County, Kentucky, with the South line of Broadway, said point also being South 85 degrees 35 minutes 48 seconds East 577.10 feet as measured along said South line from its intersection with the original East line of Barret Avenue; thence with said South line, South 85 degrees 35 minutes 48 seconds East 283.75 feet to a point, said point being North  85 degrees 35 minutes 48 seconds West 377.08 feet as measured along said South line from its intersection with the West line of St. Anthony Place; thence leaving said South line, South 04 degrees 24 minutes 12 seconds West 247.50 feet to its intersection with the North line of an alley, 15 feet wide; thence with the said North line, North 85 degrees 35 minutes 48 seconds West 283.75 feet to its intersection with the East line of the Jefferson County, Kentucky, tract aforesaid; thence with said East line, North 04 degrees 24 minutes 12 seconds East 247.50 feet to the point of beginning, containing 70,228 square feet.

Schedule 2

[Amended and Restated Exhibit A of Master Lease as pertaining to Facility #4633 following removal of the Conveyed Parcel]

#4633

KY

EXHIBIT A

BEGINNING at a point in the east line of the first alley west of Barret Avenue North 32 degrees 31 minutes 52 seconds West 130.63 feet as measured along said east line from its intersection with the north line of Breckinridge Street, thence with said east line North 32 degrees 31 minutes 52 seconds West 69.48 feet to an “X” cut at its intersection with the south line of an alley 12 feet wide; thence with said south line North 57 degrees 02 minutes 58 seconds East 25.00 feet to a nail in same, thence with leaving said south line and with a line parallel with the east line of the first mentioned alley South 32 degrees 31 minutes 52 seconds East 69.48 feet to a “T” cut, said point being 130.63 feet north of Breckinridge Street, thence with a line parallel with the north line of Breckinridge Street, South 57 degrees 02 minutes 58 seconds West 25.00 feet to the point of beginning, containing 1,737 square feet.

BEGINNING at a point in the south right-of-way line of DeBarr Street, said point being S 57d 01m 46s W 25.00 feet from the intersection of said south right-of-way line of DeBarr Street and the west right-of-way line of Edward Street; thence S 32d 35m 26s E 99.99 feet to a steel bar in the north right-of-way line of a 12' wide public alley; thence with the right-of-way line of said alley, S 57d 02m 58s W 20.00 feet to a steel bar; thence N 32d 35m 26s W 99.98 feet to a steel bar in the south right-of-way line of DeBarr Street, aforesaid; thence with said right-of-way line, N 57d 01m 46s E 20.00 to the point of beginning, passing an iron pipe at 19.82 feet and containing 2000 square feet.

BEGINNING at a point in the south right-of-way line of DeBarr Street, said point being the intersection said south right-of-way line of DeBarr Street and the west right-of-way line of Edward Street, thence with said right-of-way line of Edward Street, S 32d 35m 26s E 100.00 feet to a point in the north right-of-way line of a 12' wide public alley; thence with the right-of-way line of said alley, S 57d 02m 58s W 25.00 feet to a steel bar; thence N 32d 35m 26s W 99.99 feet to a point in the south right-of-way line of DeBarr Street, aforesaid; thence with said right-of-way line, N 57d 01m 46s E 25.00 feet to the point of beginning, passing a “X” cut in the sidewalk at 24.94 feet and containing 2500 square feet.

TRACT 1:

Beginning at the intersection of the center line of St. Anthony Place with the East line of Barret Avenue; thence with said East line North 32 degrees 31 minutes 52 seconds West 25.00 feet to its intersection with the North line of St. Anthony Place aforesaid; thence continuing with said East line, North 32 degrees 34 minutes 01 second West 604.88 feet to its intersection with the South line of an alley, as widened; thence with said South line, South 85 degrees 35 minutes 48 seconds East 182.67 feet and North 72 degrees 07 minutes 52 seconds East 34.30 feet to its intersection with the original South line of said alley; thence with said South line, South 85 degrees 35 minutes 48 seconds East 796.85 feet to its intersection with the North line of St. Anthony Place  aforesaid; thence with said North line, South 56 degrees 56 minutes 05 seconds West 312.68 feet to its intersection with the West line and same, if extended, of Edward Street; thence with said West line and its extension, South 32 degrees 29 minutes 07 seconds East 25.00 feet to its intersection with the center line of St. Anthony Place aforesaid; thence with said center line South 56 degrees 56 minutes 05 seconds West 503.10 feet to the point of beginning, containing 263,291 square feet.

TRACT 2:

Beginning at the intersection of the center line of St. Anthony Place with the East line of Barret Avenue; thence with said center line, North 56 degrees 56 minutes 05 seconds East 503.10 feet to its intersection with the West line of Edward Street and same, if extended; thence with said West line and its extension, South 32 degrees 29 minutes 07 seconds East 276.74 feet to its intersection with the North line of DeBarr Street; thence with said North line South 56 degrees 56 minutes 25 seconds West 502.97 feet to its intersection with the East line at Barret Avenue, aforesaid; thence with said East line, North 32 degrees 31 minutes 52 seconds West 276.69 feet to the point of beginning, containing 139,175 square feet.

TRACT 4:

Beginning at the intersection of the East line of Edward Street with the South line of St. Anthony Place; thence with said South line North 56 degrees 56 minutes 35 seconds East 62.00 feet to its intersection with the West line of the tract conveyed to Leland B. and Jeanne A. Longstreth, by Deed of Record in Deed Book 5753, Page 671, in the Office of the Clerk of Jefferson County, Kentucky; thence with said West line, South 32 degrees 27 minutes 25 seconds East 120.00 feet to its intersection with the North line of an alley, 12 feet wide; thence with said North line, South 56 degrees 56 minutes 35 seconds West 62.00 feet to its intersection with the East line of Edward Street, aforesaid; thence with said East line, North 32 degrees 27 minutes 25 seconds West 120.00 feet to the point of beginning, containing 7,440 square feet.

TRACT 5-6:

Beginning at the intersection of the North line of Breckinridge Street with the West line of Edward Street; thence with said North line, South 57 degrees 02 minutes 58 seconds West 275.00 feet to its intersection with the East line of the tract conveyed to Vincent J. and Kathleen Lombardo, by Deed of record in Deed Book 4784, Page 288, in the Office of the Clerk of Jefferson County, Kentucky; thence with said East line and same, if extended, North 32 degrees 31 minutes 52 seconds West 200.11 feet to its intersection with the South line of an alley, 12 feet wide; thence with said South line, North 57 degrees 02 minutes 58 seconds East 274.79 feet to its intersection with the West line of Edward Street, aforesaid; thence with said West line, South 32 degrees 35 minutes 26 seconds East 64.10 feet to its intersection with a line common to the tract conveyed to Richard L. and Betty Ann Starks, by Deed of record in Deed Book 3627, Page 538, in the Office aforesaid; thence with lines common to said Starks tract, South 57 degrees 02 minutes 58 seconds West 25.00 feet, South 32 degrees 35 minutes 26 seconds East 49.00 feet and North 57 degrees 02 minutes 58 seconds East 25.00 feet to its intersection with the West line of Edward Street aforesaid; thence with said West line, South 32 degrees 35 minutes 26 seconds East 87.00 feet to the point of beginning, containing 53,782 square feet.

TRACT 8-13:

Beginning at the intersection of the West line of the tract conveyed to Alva Clay and Marie Ashcraft, by Deed of record in Deed Book 5575, Page 712, in the Office of the Clerk of Jefferson County, Kentucky, with the South line of DeBarr Street, said point being South 57 degrees 01 minute 46 seconds West 45.00 feet as measured along said south line from its intersection with the West line of Edward Street; thence with said West line of the Clay and Ashcraft tract, South 32 degrees 35 minutes 26 seconds East 99.98 feet to its intersection with the North line of an alley, 12 feet wide; thence with said North line, South 57 degrees 02 minutes 58 seconds West 144.68 feet to its intersection with the East line of the tract conveyed to Ronalda and James Denham, by Deed of record in Deed Book 5653, Page 586, in the Office aforesaid; thence with said East line, North 32 degrees 35 minutes 26 seconds West 99.93 feet to its intersection with the South line of DeBarr Street aforesaid; thence with said South line, North 57 degrees 01 minute 46 seconds East 144.68 feet to the point of beginning, containing 14,461 square feet.

Schedule 2, 2

TRACT 14:

Beginning at the intersection of the North line of the first alley South of Broadway with the East line of Barret Avenue; thence with said East line, North 32 degrees 34 minutes 01 second West 59.45 feet to its intersection with the South line of the tract conveyed to Eton Service, Inc., by Deed of record in Deed Book 6317, Page 801, in the Office of the Clerk of Jefferson County Kentucky; thence with said South line, South 85 degrees 35 minutes 48 seconds East 89.38 feet to a point in same; thence leaving said South line, South 04 degrees 24 minutes 12 seconds West 47.50 feet to its intersection with the North line of the alley aforesaid; thence with said North line, North 85 degrees 35 minutes 48 seconds West 53.63 feet to the point of beginning, containing 3,397 square feet.

BEING a part of the same property conveyed to Ventas Realty, Limited Partnership, a Delaware limited partnership, by Deed dated September 25, 1998, of record in Deed Book 7170, Page 644, and re-recorded in Deed Book 7858, Page 42, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Schedule 2, 3

Exhibit A

[Form Parking Lease Agreement]

PARKING LEASE AGREEMENT

THIS PARKING LEASE AGREEMENT (this “Lease”) is made as of the ____ day of June, 2016 (the “Effective Date”), by and between Louisville Broadway Apartments, LLC, an Ohio limited liability company, having an address of 495 S. High Street, Suite 150, Columbus, Ohio 43215, or its successors and assigns (“Landlord”), and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., each a Delaware corporation having an address of 680 South Fourth Street, Louisville, Kentucky 40202 (each, a “Kindred Party” and collectively, the “Kindred Parties”, and together with their respective successors and/or assigns collectively, “Tenant”).

RECITALS

A.Pursuant to the terms of that certain Purchase and Sale Agreement between Landlord, as purchaser, and Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas”), as seller, effective as of February 22, 2016 (as from time to time amended, the “Purchase Agreement”), Ventas has sold to Landlord, and Landlord has purchased from Ventas, certain real property situated in Jefferson County, Kentucky, with an address of 1170 E. Broadway, Louisville, Kentucky (the “Real Property”) as same is more particularly described on Exhibit “A” attached hereto and made a part hereof together with certain improvements located thereon (the “Improvements”) including, without limitation, a multi-level, 368 space parking garage (the “Garage”) and a surface parking lot.  The Real Property and the Improvements are hereinafter collectively referred to as the “Property”.

B.Ventas is the fee simple owner of certain additional tracts of real property located adjacent to, or in close proximity with, the Property, which said additional property is more fully described on Exhibit “B” attached hereto (collectively, the “Hospital Property”) pursuant to that certain deed dated September 25, 1998, of record in Deed Book 7170, Page 644 and re-recorded in Deed Book 7858, Page 42, both in the office of the Clerk of Jefferson County, Kentucky (the “Clerk’s Office”).

C.The Kindred Parties lease the Hospital Property from Ventas pursuant to that certain Amended and Restated Master Lease Agreement No. 5 dated as of September 30, 2013, by and between Ventas, as lessor, and the Kindred Parties, as tenant (as amended to date, the “Master Lease”).

D.In connection with the sale of the Property, Landlord and Tenant have agreed to enter into this Lease for the right to use and access certain parking spaces located in the Garage.

E.The transactions contemplated by the Purchase Agreement have been consummated and Ventas has conveyed the Property to Landlord pursuant to that certain Special Warranty Deed of even date herewith of record in Deed Book ____, Page ____, in the Clerk’s Office.

F.In accordance with the terms of the Purchase Agreement, the parties now desire to enter into this Lease, a short form memorandum of which shall be placed of record in the Clerk’s Office.

Exhibit A, 1

NOW, THEREFORE, for and in consideration of the foregoing Recitals, which shall be considered as fact and incorporated in this Lease by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.PREMISES; RIGHT OF ACCESS.

(a)Premises.   Landlord leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions set forth in this Lease, for the use and benefit of the owners and occupants of the Hospital Property, or any part thereof, including, but not limited to, the respective partners, directors, officers, members, managers, agents, employees, invitees, guests, patients, subsidiaries, affiliates, successors, assigns and mortgagees of such owners and occupants (collectively, the “Benefitted Parties”), 104 reserved parking spaces with 57 of such parking spaces located on floor 2 of the Garage and the remaining 47 of such parking spaces located on floor 3 of the Garage (the “Premises”), the location of such parking spaces being depicted and shown on the drawing marked as Exhibit “C” attached hereto and made a part hereof.

(b)Right of Access.  For the duration of the “Term” (defined below) of this Lease, Landlord grants to Tenant for the use and benefit of the Benefitted Parties, a non-exclusive right of access (the “Right of Access”) over, across and through the Garage, the driveways, alleyways and parking areas located on the Property and any adjacent lands of Landlord reasonably necessary for pedestrian and vehicular ingress and egress to and from the Premises.  The Right of Access shall run with the land for the duration of the Term of this Lease.

2.TERM OF LEASE.

(a)Initial Term.  The initial term (the “Initial Term”) of this Lease shall commence on the Effective Date and expire on April 30, 2038 (the “Initial Term Expiration Date”), unless sooner terminated by Landlord and Tenant in accordance with the terms hereof.

(b)Extension Options.  So long as Tenant is not then in default of any material obligation arising under this Lease, Tenant shall have the right and option to extend this Lease for up to five (5) successive terms of five (5) years each (each a “Renewal Term”).  At Tenant’s option, Tenant shall exercise its option to extend this Lease for a Renewal Term by delivering written notice to Landlord of Tenant’s election to exercise its option to extend the Term of this Lease for a Renewal Term no later than thirty (30) days prior to the Initial Term Expiration Date, with respect to the first extension option, and no later than sixty (60) days prior to the end of any Renewal Term then in effect, if any, with respect to the other extension options.  This Lease shall remain in full force and effect and unmodified during any such Renewal Term except that “Rent” as defined below, shall be adjusted in accordance with the terms of this Lease.  The Initial Term together with any Renewal Term for which this Lease remains in force and effect shall constitute the “Term” of this Lease.

3.ZERO COST PERIOD.

The Premises shall be leased to Tenant rent-free and at no cost for the period commencing on the Effective Date of this Lease and continuing through the last day of the “Lease Year” (defined below) following the first day during the Term upon which no Kindred Party or any affiliate of the Kindred Parties occupies or operates the Hospital Property (such period being hereinafter referred to as the “Zero Cost Period”).

4.RENT DURING RENTAL PERIOD.

(a)Rent.  Commencing on the first day of the Lease Year immediately following the expiration of the Zero Cost Period and continuing through the expiration of the Term of this Lease (the “Rental Period”), Tenant shall pay to Landlord a “Fair Market Rental” (as defined in and established pursuant to the terms of Exhibit “D” attached hereto and made a part hereof) as rent for the Premises (“Rent”).  Rent shall be increased during the

Exhibit A, 2

Rental Period pursuant to Section 4(c) hereof and shall be payable in advance in 12 equal monthly installments on the first day of each month during the Rental Period.  Tenant shall pay a late fee equal to five percent (5%) of any installment of Rent due under this Lease that is not received by Landlord within five (5) business days following the due date for any such installment of Rent.

(b)Defined Terms.  For purposes hereof, the following terms shall have the following meanings:

(i)“Lease Year” shall mean the period from the Effective Date through the last day of the month in which the first anniversary of the Effective Date occurs and each 12 consecutive month period thereafter; provided, however, that, if the Effective Date occurs on the first day of a month, “Lease Year” shall mean the period from the Effective Date through the day preceding the first anniversary of the Effective Date and each 12 consecutive month period thereafter.

(ii)“CPI” shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup “All Items” (1982 – 1984 = 100). If the foregoing index is discontinued or revised during the Term, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result as if such index had not been discontinued or revised.

(iii)“CPI Increase” shall mean, for a particular Lease Year, the percentage increase (rounded to two decimal places), if any, in (a) the CPI published for the month 2 months prior to the month containing the day immediately preceding the commencement of such Lease Year over (b) the CPI published for the month that is 2 months prior to the month containing the day immediately preceding the commencement of the Lease Year immediately preceding such particular Lease Year.

(c)Adjustments to Rent.  At the beginning of the second Lease Year (following the expiration of the Zero Cost Period with respect to any applicable adjustments of Rent during the Initial Term) and continuing at the beginning of each Lease Year thereafter (excluding the first Lease Year of any Renewal Term), the Rent for such Lease Year shall be an amount equal to the sum of

(i)the Rent applicable to the immediately preceding Lease Year, plus

(ii)the product of (A) the Rent applicable to the immediately preceding Lease Year multiplied by (B) the lesser of (1) 2% or (2) the CPI Increase during the immediately preceding Lease Year.

(d)Rent for First Lease Year of the Rental Period and Each Renewal Term.  Notwithstanding anything in Section 4(c) to the contrary, Rent for the first Lease Year of the Rental Period and of each Renewal Term, if any, shall be the Fair Market Rental of the Premises as established pursuant to the terms of Exhibit ”D”.

5.USE AND OCCUPANCY OF PREMISES.

(a)Use.  Tenant’s use and occupancy of the Premises shall be in conformance with all applicable federal, state and local rules, regulations, laws and ordinances now in force or that may be enacted in the future.

(b)Violation of Applicable Laws.  Notwithstanding anything in this Lease to the contrary, Landlord shall not require Tenant to undertake any construction or alterations in or of the Premises or Garage in order to comply with laws, rules, regulations, orders, ordinances, directions or requirements of any governmental authority or agency.  If any portion of the Premises is in violation of any such laws, rules, regulations, orders, ordinances, directions or requirements then, to the extent that violation materially and adversely interferes with Tenant’s ability to utilize the Premises for the purpose stated herein, Landlord shall, within a reasonable period of time after notice from Tenant, correct the condition at Landlord’s expense.

Exhibit A, 3

6.TAXES; INSURANCE.

(a)Property Taxes.  Landlord shall pay (i) all ad valorem real property taxes and assessments affecting the Property, (ii) all personal property taxes on Landlord’s personal property used in connection with the Garage and/or the Premises and (iii) any other taxes payable by Landlord that if not paid might give rise to a lien on the Property.

(b)Landlord’s Insurance.  Landlord shall maintain in full force and effect and Landlord shall cause its contractors and contractors’ subcontractors to maintain in full force and effect, as applicable:  (i) property and casualty insurance at full replacement value of the Garage and related improvements located on the Property with coverage for “all-risks” or “special” perils, including fire, lightning, extended coverage, vandalism and malicious mischief, sprinkler leakage, wind and hail; (ii) commercial general liability insurance written on an occurrence policy form, including, without limitation, coverage for contractual liability, bodily injury, including death, personal and advertising injury liability, independent contractors liability, products and completed operations liability, and broad form property damage liability (including coverage for explosion, collapse and underground damage), insuring against all liability for loss or damage to person or property arising out of the access, use, construction, maintenance or repair of the Premises, the Garage and all areas of the Property utilized by the Benefitted Parties under the Right of Access with limits not less than $1,000,000 each occurrence and $2,000,000 annual aggregate; (iii) workers’ compensation insurance to meet statutory and legal requirements and employer’s liability insurance covering employment related injuries and illnesses with limits not less than $1,000,000 each accident, $1,000,000 bodily injury by disease each employee and $1,000,000 bodily injury by disease policy limit; (iv) automobile liability insurance, including coverage for owned, hired, leased and non-owned automobiles with a combined single limit of $1,000,000 for bodily injury (including death) and property damage each accident and garage keeper’s legal liability  with a combined single limit of $1,000,000 per occurrence; and (v) excess/umbrella liability insurance written on an occurrence policy form in excess of the primary commercial general liability, employers liability and automobile liability insurance with limits not less than $5,000,000 each occurrence and $5,000,000 annual aggregate. Such insurance policy or policies shall (a) be issued by companies authorized to do business in the Commonwealth of Kentucky that have at all times a Best’s rating of “A-:VII” or better by AM Best & Company, (b) name the Tenant and Tenant’s mortgagee(s), as applicable, as additional insureds and (c) provide waivers of subrogation and waiver of all rights of recovery against and in favor of Tenant.  Such insurance shall be primary and non-contributory to any insurance maintained by Tenant and shall be maintained in full force and effect, without lapse in coverage, and Landlord agrees to furnish to Tenant, in writing, certificates of insurance, including renewal certificates of insurance, evidencing the above requirements and that the other requirements of this Section 6(b) have been satisfied.

(c)Tenant’s Insurance.  Commencing with the Effective Date and continuing thereafter throughout the Term, Tenant shall maintain, at its sole expense, commercial general liability insurance, including, without limitation, coverage for contractual liability, bodily injury, including death, personal and advertising injury liability, independent contractors liability, products and completed operations liability, and broad form property damage liability (including coverage for explosion, collapse and underground damage), insuring against all liability for loss or damage to person or property arising out of the access, use or repair of the Premises, the Garage and all areas of the Property utilized by the Benefitted Parties under the Right of Access with limits not less than $2,000,000 for each claim and $3,000,000 in the annual aggregate.  Such insurance policy or policies shall (a) be issued by companies authorized to do business in the Commonwealth of Kentucky that have at all times a Best’s rating of “A-:VII” or better by AM Best & Company, (b) name the Landlord and its mortgagee, if any, as additional insureds and (c) provide waivers of subrogation and waiver of all rights of recovery against and in favor of Landlord.  Tenant shall furnish to Landlord, in writing, certificates of insurance, including renewal certificates of insurance, evidencing the above requirements and that the other requirements of this Section 6(c) have been satisfied.

Exhibit A, 4

7.LANDLORD’S MAINTENANCE.

Landlord, at Landlord’s expense, shall maintain, repair and, when necessary, make replacements of, the Garage and the Garage’s foundation, walls, structural and mechanical systems, including any and all lighting systems, elevators and security systems, and all driveways located on the Property necessary to access the Garage, the Premises and public rights-of-way (collectively, the “Garage Improvements”) in a good, clean and safe manner in accordance with all applicable laws, codes, ordinances, and regulations; provided, however, that Tenant shall be responsible to make any repairs to the Garage or any Garage Improvements to the extent of any damage thereto that was caused as a result of the negligence of Tenant or Tenant’s agents, employees, guests or invitees.  Tenant will immediately advise Landlord of any damage to the Premises.  Landlord shall not commit any waste thereof or permit any of the Garage Improvements to fall into disrepair.

8.ALTERATIONS.

Except with respect to certain capital improvements to the Garage and the Garage Improvements (collectively, the “Capital Improvements”), the scope and nature of which have been fully disclosed to, and approved by, Tenant, and which shall be completed at the sole cost and expense of Landlord, Landlord shall not, without first obtaining the prior written consent of Tenant, which consent shall not be unreasonably withheld, delayed or conditioned, undertake, or permit to be undertaken, any ongoing activity in or on, or construction, alteration or modification of (collectively, “Alterations”), the Garage or the Garage Improvements, or any parts thereof, that will unreasonably interfere with or limit any of the Benefitted Parties’ use and enjoyment of the Premises, the Right of Access or any other rights herein granted.

9. MANNER OF COMPLETING LANDLORD’S WORK; SUBSTITUTE PARKING PENDING COMPLETION OF LANDLORD’S WORK.

In connection with Landlord’s completion of (i) the Capital Improvements, (ii) Alterations approved by Tenant as set forth above in Section 8 of this Lease and (iii) Landlord’s maintenance, repair and replacement obligations as provided in Section 7 and/or Section 10 hereof, as applicable (the foregoing hereinafter collectively referred to as, “Landlord’s Work”), Landlord shall at all times cause Landlord’s Work to be performed and prosecuted (1) in a good, workmanlike and manner, (2) in compliance with all applicable laws, codes and ordinances and with good engineering and construction practices, (3) in a commercially reasonable manner that minimizes any interference with the operations or use of the Premises by the Benefitted Parties, (4) in a commercially reasonable manner that minimizes any interruption of the access to all parking spaces constituting the Premises, provided, however, that, if the number of such parking spaces is unavoidably reduced or access to the Premises is reduced due to completion of Landlord’s Work, Landlord shall (w) provide not less than 2 business days’ advance written notice to Tenant of such reduction, (x) use commercially reasonable efforts to minimize the number of parking spaces so reduced, the duration thereof and the impact of the same upon the operations at or on the Hospital Property, and to coordinate the timing thereof with Tenant, (y) at Landlord’s sole cost, provide Tenant with a number of substitute parking spaces within close proximity to the Premises equal to those so reduced as a result of any Landlord’s Work for use by the Benefitted Parties, and (5) in a manner that, once commenced, is prosecuted continuously and diligently to completion.

10.DESTRUCTION OF THE GARAGE; LANDLORD’S OBLIGATION TO REBUILD.

If the Garage is partially or completely destroyed by fire or other casualty during the Term of this Lease, Tenant shall have the right and option to (a) continue to occupy and use the usable portion, if any, of the Premises, or (b) terminate this Lease and receive an immediate return of all sums prepaid by Tenant through the date of transfer of possession to Landlord.  If Tenant does not terminate this Lease after a casualty loss, Landlord shall promptly and diligently proceed to make any and all repairs and replacements of the Garage and

Exhibit A, 5

related improvements necessary to restore same to substantially the same condition as existed immediately prior to the occurrence of any such casualty event, such obligation to include, without limitation, to rebuild the Garage and related improvements.   Further, Rent shall be proportionately abated based on the usable portion of the Premises and/or the Garage (in Landlord and Tenant’s reasonable opinions) until such time as the Premises and/or the Garage are fully restored to the condition existing immediately prior to such casualty.

11.SUBLETTING AND ASSIGNMENTS.

Tenant may not assign this Lease or enter into any sublease agreement for the Premises, or any part thereof, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; except that Tenant may assign its rights and obligations under this Lease, or sublet all or a portion of the Premises, without Landlord’s consent to (a) an entity that controls, is controlled by or is under common control with Tenant, (b) the purchaser of all or substantially all of Tenant’s assets, (c) an entity into which Tenant merges, (d) Ventas or it’s successors in interest to the fee simple ownership of the Hospital Property, or any part thereof (collectively, the “Ventas Parties”), or (e) any tenant leasing the Hospital Property or any portion thereof from any Ventas Party (each, a “Hospital Tenant”).  A change in the ownership or control of Tenant shall not be deemed an assignment of this Lease.  Further, upon the expiration or earlier termination of the Master Lease, as from time to time modified, amended, amended and restated, extended and/or renewed, the Ventas Parties shall have the right, but not the obligation, to assume Tenant’s obligations under this Lease for the duration of the Term.  Upon any assignment and assumption of this Lease to a Ventas Party, the Kindred Parties shall be released from any obligations under this Lease to the extent accruing on and after the effective date of such assignment.

12.INDEMNIFICATION.

(a)By Landlord.  Landlord shall indemnify, hold harmless and defend Tenant and any Hospital Tenant, at Landlord’s expense, from and against any and all actions, claims, demands and expenses (including, without limitation, reasonable attorneys' fees and costs) to the extent relating to or arising from, directly or indirectly: (i) the negligence or willful misconduct of Landlord or its employees, agents or invitees; or (ii) any failure on the part of Landlord to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Landlord hereunder.

(b)By Tenant.  Tenant shall indemnify, hold harmless and defend Landlord, at Tenant’s expense, from and against any and all actions, claims, demands and expenses (including, without limitation, reasonable attorneys' fees and costs) to the extent relating to or arising from, directly or indirectly: (i) the negligence or willful misconduct of Tenant or its employees, agents or invitees; or (ii) any failure on the part of Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant hereunder.

13.REMEDIES.

In the event that any party hereto shall be in breach or default of any of their respective obligations under this Lease, and if any such breach or default remains uncured following the expiration of 30 days after notice (or such shorter period as may be required if the safety of the Benefitted Parties or the operations of Tenant or any Hospital Tenant are materially affected), then the other party may pursue any rights or remedies provided hereunder or otherwise available at law or in equity.  If this Lease has not otherwise been previously assigned to, and assumed by, the Ventas Parties in accordance herewith, Landlord shall provide notice of any Tenant default under this Lease to the Ventas Parties concurrently with providing that notice to Tenant, and the Ventas Parties shall have the right, but not the obligation, to cure any such Tenant default.

Exhibit A, 6

14.NOTICES.

Any notice, consent, or other communication required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below or if sent by certified or registered mail, return receipt requested, or FedEx or another nationally recognized overnight courier to said addresses.  Any notice mailed shall be deemed to have been given upon the earlier of (a) receipt or refusal thereof, or (b) three days after depositing the same in the U.S. Mail as aforesaid or the next business day after deposit with a nationally recognized overnight courier.  Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery.  Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section.

Landlord:	Louisville Broadway Apartments, LLC c/o Edwards Companies 495 S. High Street, Suite # 150 Columbus, Ohio 43215 Attention: Ryan Szymanski
Tenant:	Kindred Healthcare, Inc. 680 South Fourth Street Louisville, Kentucky 40202 Attn: _____________________
With a Copy to Ventas Parties: (which shall not constitute notice to Tenant)	Ventas Realty, Limited Partnership c/o Ventas, Inc. 353 N. Clark Street, Suite 3300 Chicago, Illinois 60654 Attention: Legal Department – Asset Management

15.PRIORITY OF LEASE.

This Lease is and shall remain, in all material respects, prior and superior to any mortgage granted by Landlord which encumbers the Property or any part thereof.  Landlord shall provide such estoppels and other documents of assurance confirming the priority of this Lease from Landlord’s mortgagee(s) as reasonably requested by Tenant.  On written request by Landlord, Tenant shall execute and deliver an agreement, reasonably suitable to Tenant, subordinating this Lease to any mortgage on the Property or any part thereof; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by any such mortgagee, and that, notwithstanding any default by the mortgagor with respect to said mortgage or any foreclosure thereof, Tenant’s possession and right of use under this Lease in and to the Leased Premises or the Right of Access shall not be disturbed by such mortgagee unless and until Tenant shall be in default of any material term hereof following the expiration of any applicable cure period and/or this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

16.MISCELLANEOUS.

(a)Eminent Domain.  If all or any part of the Property shall be condemned under the government’s power of eminent domain and such condemnation results in a reduction in the number of parking spaces comprising the Premises, Landlord shall, at Tenant’s request, make available for use by the Benefitted Parties such additional substitute parking spaces within the Garage which are suitable to Tenant, in its reasonable discretion, so as to maintain an aggregate total of up to 104 parking spaces in the Garage for use by the Benefitted Parties.

Exhibit A, 7

Any such substitute spaces within the Garage shall then become part of the Premises and this Lease shall continue in force and effect.  In the event that Landlord is unable to provide such substitute spaces within the Garage, then this Lease shall terminate as to the portion of the Premises taken through condemnation proceedings and any Rent due hereunder shall be proportionately abated.  At Tenant’s request, Landlord shall locate an equal number of parking spaces as the Premises was reduced as a result of such condemnation proceeding elsewhere on the Property or Landlord’s adjoining lands which are deemed satisfactory by Tenant, in its reasonable discretion, for use by the Benefitted Parties.  Tenant shall be responsible and pay to Landlord a Fair Market Rental for only those substitute parking spaces not located within the Garage as determined in accordance with Exhibit “D”. Notwithstanding anything herein to the contrary, in the event that a material portion of the Premises is taken, Tenant shall have the right to terminate this Lease on notice to Landlord, which termination shall be effective as of the date of the taking.  Landlord shall give Tenant prompt notice of any proposed, contemplated or pending eminent domain proceeding.

(b)Binding Effect, Amendments, Choice of Law.  This Lease shall be binding upon the heirs, executors, personal representatives, successors and assigns of the parties hereto.  All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.  This Lease is declared to be a contract, and all of the terms hereof, and all disputes between the parties arising out of or relating to this Lease, shall be construed according to and governed by the laws of the Commonwealth of Kentucky.  This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto, subject to all applicable laws.

(c)Consents and Approvals.  Tenant warrants that all consents or approvals required of third parties for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.  Landlord warrants that all consents or approvals required of third parties for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.

(d)Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

(e)Exhibits and Schedules.  This Lease includes all of the Exhibits and Schedules attached hereto.  The terms and conditions included in the attached Exhibits and Schedules, if any, are part of this Lease.

(f)Quiet Enjoyment.  Landlord covenants and warrants that Landlord has the full right and lawful authority to enter into this Lease for the Term; that Landlord is lawfully seized of the Premises and has good title thereto, free and clear of all tenancies and encumbrances; and that Tenant shall have quiet and peaceable possession of the Premises during the Term.

(g)Signage.  Landlord shall, at Landlord’s sole cost and expense, take such actions as from time to time are reasonably requested by Tenant for the purpose of notifying the public and other occupants of the Garage that the parking spaces constituting the Premises are reserved for the sole and exclusive use of the Benefitted Parties.  Said actions to include, but shall not be limited to, the posting of a reasonable number of signs in conspicuous locations within or about the Garage that such parking spaces constituting the Premises are reserved for use by the Benefitted Parties and that violators will be towed at the owner’s expense including, without limitation, the painting of “Reserved” on each of the parking spaces constituting the Premises.  Landlord covenants and agrees not to cause or permit any obstruction of the drives, alleyways or any of the parking areas located on the Property.  Notwithstanding anything in this Lease to the contrary, and subject to the reasonable prior approval and consent of Landlord, which approval and consent shall not be unreasonably

Exhibit A, 8

withheld, delayed or conditioned, Tenant shall have the right to install directional signage in one conspicuous location within or about the Garage for the purpose of notifying the public and other occupants of the Garage, of the location of the Hospital located on the Hospital Property, as long as such installation is performed in compliance with all applicable laws and at the sole cost of Tenant.

(h)Force Majeure.  Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including fire, explosion, flood, war, strike, terrorism acts, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Lease with reasonable dispatch whenever such causes are removed.

(i)Waiver.  No party shall be deemed to have waived compliance by another party of any provision of this Lease unless such waiver is contained in a written instrument signed by the waiving party and no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

(j)Construction and Interpretation.  The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Lease.  If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Lease.

(k)Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Lease and all of which, when taken together, shall be deemed to constitute one and the same agreement.  Executed versions of this Lease may be delivered by the parties via facsimile transmission or email, either or both of which shall constitute delivery of an original.

(l)Entire Agreement.  This Lease embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to subject matter of this Lease.  No representation, promise, inducement or statement of intention has been made by any party that has not been embodied in this Lease.

(m)Holding Over.  Should Tenant hold over at the Premises after termination of this Lease, by lapse of time or otherwise, Tenant shall be a tenant from month to month, under the same terms and conditions in force at the expiration of this Lease.

(n)Recording of Lease.  It is the express intent and understanding of the parties that a short form memorandum of this Lease shall be recorded in the Clerk’s Office.  Landlord and Tenant agree to equally share the cost of recording such short form memorandum.

[Counterpart Signature Pages Follow.]

Exhibit A, 9

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD:

Louisville Broadway Apartments, LLC, an Ohio limited liability company

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of June, 2016 by __________________, as _______________________ of Louisville Broadway Apartments, LLC, an Ohio limited liability company, for and on behalf of said company.

Notary Public
(NOTARY SEAL)	My Commission expires:

Exhibit A, 10

TENANT:

Kindred Healthcare, Inc., a Delaware corporation

By:
Name:
Title:

Kindred Healthcare Operating, Inc., a Delaware corporation

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of June, 2016 by __________________, as _______________________ of Kindred Healthcare, Inc., a Delaware corporation, for and on behalf of said corporation.

Notary Public
(NOTARY SEAL)	My Commission expires:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of June, 2016 by __________________, as _______________________ of Kindred Healthcare Operating, Inc., a Delaware corporation, for and on behalf of said corporation.

Notary Public
(NOTARY SEAL)	My Commission expires:

Exhibit A, 11

EXHIBIT “A”

[Legal Description of the Property]

BEGINNING at the intersection of the East line of the tract conveyed to Jefferson County, Kentucky, by Deed of record in Deed Book 5272, Page 780, in the Office of the Clerk of Jefferson County, Kentucky, with the South line of Broadway, said point also being South 85 degrees 35 minutes 48 seconds East 577.10 feet as measured along said South line from its intersection with the original East line of Barret Avenue; thence with said South line, South 85 degrees 35 minutes 48 seconds East 283.75 feet to a point, said point being North  85 degrees 35 minutes 48 seconds West 377.08 feet as measured along said South line from its intersection with the West line of St. Anthony Place; thence leaving said South line, South 04 degrees 24 minutes 12 seconds West 247.50 feet to its intersection with the North line of an alley, 15 feet wide; thence with the said North line, North 85 degrees 35 minutes 48 seconds West 283.75 feet to its intersection with the East line of the Jefferson County, Kentucky, tract aforesaid; thence with said East line, North 04 degrees 24 minutes 12 seconds East 247.50 feet to the point of beginning, containing 70,228 square feet.

AND BEING ALSO DESCRIBED AS FOLLOWS:

Beginning at an existing mag nail in a concrete wall in the south right-of-way (r/w) line of East Broadway at the northwest corner of a tract of land conveyed to The Academy of Our Lady of Mercy in Deed Book 9904, Page 509 in said clerk's office; thence leaving said r/w line and with Mercy, South 4 degrees, 24 minutes, 12 seconds West, 247.50 feet to a mag nail in the North r/w line of a 15 foot Alley; thence leaving Mercy and with said Alley North 85 degrees, 35 minutes, 48 seconds West, 283.75 feet to an ex mag nail at the southeast corner of a tract of land conveyed to Jefferson County School District in Deed Book 7472, Page 643 in said clerk's office; thence leaving said r/w line and with Jefferson North 4 degrees, 24 minutes, 12 seconds East, 247.50 feet to an ex x-cut in a concrete wall in the south r/w line of East Broadway aforesaid; thence with said r/w line South 85 degrees, 35 minutes, 48 seconds East, 283.75 feet to the point of beginning containing 1.612 acres more or less.

Exhibit A, 12

EXHIBIT “B”

[Legal Descriptions of various parcels comprising the Hospital Property]

PARCEL 1 (Identified as “Tract 1” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the center line of St. Anthony Place with the East line of Barret Avenue; thence with said East line North 32 degrees 31 minutes 52 seconds West 25.00 feet to its intersection with the North line of St. Anthony Place aforesaid; thence continuing with said East line, North 32 degrees 34 minutes 01 second West 604.88 feet to its intersection with the South line of an alley, as widened; thence with said South line, South 85 degrees 35 minutes 48 seconds East 182.67 feet and North 72 degrees 07 minutes 52 seconds East 34.30 feet to its intersection with the original South line of said alley; thence with said South line, South 85 degrees 35 minutes 48 seconds East 796.85 feet to its intersection with the North line of St. Anthony Place  aforesaid; thence with said North line, South 56 degrees 56 minutes 05 seconds West 312.68 feet to its intersection with the West line and same, if extended, of Edward Street; thence with said West line and its extension, South 32 degrees 29 minutes 07 seconds East 25.00 feet to its intersection with the center line of St. Anthony Place aforesaid; thence with said center line South 56 degrees 56 minutes 05 seconds West 503.10 feet to the point of beginning, containing 263,291 square feet.

PARCEL 2 (Identified as “Tract 2” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the center line of St. Anthony Place with the East line of Barret Avenue; thence with said center line, North 56 degrees 56 minutes 05 seconds East 503.10 feet to its intersection with the West line of Edward Street and same, if extended; thence with said West line and its extension, South 32 degrees 29 minutes 07 seconds East 276.74 feet to its intersection with the North line of DeBarr Street; thence with said North line South 56 degrees 56 minutes 25 seconds West 502.97 feet to its intersection with the East line at Barret Avenue, aforesaid; thence with said East line, North 32 degrees 31 minutes 52 seconds West 276.69 feet to the point of beginning, containing 139,175 square feet.

PARCEL 3 (Identified as “Tract 4” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the East line of Edward Street with the South line of St. Anthony Place; thence with said South line North 56 degrees 56 minutes 35 seconds East 62.00 feet to its intersection with the West line of the tract conveyed to Leland B. and Jeanne A. Longstreth, by Deed of Record in Deed Book 5753, Page 671, in the Office of the Clerk of Jefferson County, Kentucky; thence with said West line, South 32 degrees 27 minutes 25 seconds East 120.00 feet to its intersection with the North line of an alley, 12 feet wide; thence with said North line, South 56 degrees 56 minutes 35 seconds West 62.00 feet to its intersection with the East line of Edward Street, aforesaid; thence with said East line, North 32 degrees 27 minutes 25 seconds West 120.00 feet to the point of beginning, containing 7,440 square feet.

PARCEL 4 (Identified as “Tracts 5-6” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the North line of Breckinridge Street with the West line of Edward Street; thence with said North line, South 57 degrees 02 minutes 58 seconds West 275.00 feet to its intersection with the East line of the tract conveyed to Vincent J. and Kathleen Lombardo, by Deed of record in Deed Book 4784, Page 288, in the Office of the Clerk of Jefferson County, Kentucky; thence with said East line and same, if extended, North 32 degrees 31 minutes 52 seconds West 200.11 feet to its intersection with the South line of an alley, 12 feet wide; thence with said South line, North 57 degrees 02 minutes 58 seconds East 274.79 feet to its intersection with the West line of Edward Street, aforesaid; thence with said West line, South 32 degrees 35 minutes 26 seconds East 64.10 feet to its intersection with a line common to the tract conveyed to Richard L. and Betty Ann Starks, by Deed of record in Deed Book 3627, Page 538, in the Office aforesaid; thence with

Exhibit A, 13

lines common to said Starks tract, South 57 degrees 02 minutes 58 seconds West 25.00 feet, South 32 degrees 35 minutes 26 seconds East 49.00 feet and North 57 degrees 02 minutes 58 seconds East 25.00 feet to its intersection with the West line of Edward Street aforesaid; thence with said West line, South 32 degrees 35 minutes 26 seconds East 87.00 feet to the point of beginning, containing 53,782 square feet.

PARCEL 5 (Identified as “Tract 8-13” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the West line of the tract conveyed to Alva Clay and Marie Ashcraft, by Deed of record in Deed Book 5575, Page 712, in the Office of the Clerk of Jefferson County, Kentucky, with the South line of DeBarr Street, said point being South 57 degrees 01 minute 46 seconds West 45.00 feet as measured along said south line from its intersection with the West line of Edward Street; thence with said West line of the Clay and Ashcraft tract, South 32 degrees 35 minutes 26 seconds East 99.98 feet to its intersection with the North line of an alley, 12 feet wide; thence with said North line, South 57 degrees 02 minutes 58 seconds West 144.68 feet to its intersection with the East line of the tract conveyed to Ronalda and James Denham, by Deed of record in Deed Book 5653, Page 586, in the Office aforesaid; thence with said East line, North 32 degrees 35 minutes 26 seconds West 99.93 feet to its intersection with the South line of DeBarr Street aforesaid; thence with said South line, North 57 degrees 01 minute 46 seconds East 144.68 feet to the point of beginning, containing 14,461 square feet.

PARCEL 6 (Identified as “Tract 14” in Vesting Deed at Deed Book 7858, Page 42):

Beginning at the intersection of the North line of the first alley South of Broadway with the East line of Barret Avenue; thence with said East line, North 32 degrees 34 minutes 01 second West 59.45 feet to its intersection with the South line of the tract conveyed to Eton Service, Inc., by Deed of record in Deed Book 6317, Page 801, in the Office of the Clerk of Jefferson County Kentucky; thence with said South line, South 85 degrees 35 minutes 48 seconds East 89.38 feet to a point in same; thence leaving said South line, South 04 degrees 24 minutes 12 seconds West 47.50 feet to its intersection with the North line of the alley aforesaid; thence with said North line, North 85 degrees 35 minutes 48 seconds West 53.63 feet to the point of beginning, containing 3,397 square feet.

PARCEL 7:

BEGINNING at a point in the east line of the first alley west of Barret Avenue North 32 degrees 31 minutes 52 seconds West 130.63 feet as measured along said east line from its intersection with the north line of Breckinridge Street, thence with said east line North 32 degrees 31 minutes 52 seconds West 69.48 feet to an “X” cut at its intersection with the south line of an alley 12 feet wide; thence with said south line North 57 degrees 02 minutes 58 seconds East 25.00 feet to a nail in same, thence with leaving said south line and with a line parallel with the east line of the first mentioned alley South 32 degrees 31 minutes 52 seconds East 69.48 feet to a “T” cut, said point being 130.63 feet north of Breckinridge Street, thence with a line parallel with the north line of Breckinridge Street, South 57 degrees 02 minutes 58 seconds West 25.00 feet to the point of beginning, containing 1,737 square feet.

PARCEL 8 (Identified as “1334 De Barr Street” in Vesting Deed at Deed Book 7858, Page 42):

BEGINNING at a point in the south right-of-way line of DeBarr Street, said point being S 57d 01m 46s W 25.00 feet from the intersection of said south right-of-way line of DeBarr Street and the west right-of-way line of Edward Street; thence S 32d 35m 26s E 99.99 feet to a steel bar in the north right-of-way line of a 12' wide public alley; thence with the right-of-way line of said alley, S 57d 02m 58s W 20.00 feet to a steel bar; thence N 32d 35m 26s W 99.98 feet to a steel bar in the south right-of-way line of DeBarr Street, aforesaid; thence with said right-of-way line, N 57d 01m 46s E 20.00 to the point of beginning, passing an iron pipe at 19.82 feet and containing 2000 square feet.

Exhibit A, 14

PARCEL 9 (Identified as “1336 De Barr Street” in Vesting Deed at Deed Book 7858, Page 42):

BEGINNING at a point in the south right-of-way line of DeBarr Street, said point being the intersection said south right-of-way line of DeBarr Street and the west right-of-way line of Edward Street, thence with said right-of-way line of Edward Street, S 32d 35m 26s E 100.00 feet to a point in the north right-of-way line of a 12' wide public alley; thence with the right-of-way line of said alley, S 57d 02m 58s W 25.00 feet to a steel bar; thence N 32d 35m 26s W 99.99 feet to a point in the south right-of-way line of DeBarr Street, aforesaid; thence with said right-of-way line, N 57d 01m 46s E 25.00 feet to the point of beginning, passing a “X” cut in the sidewalk at 24.94 feet and containing 2500 square feet.

BEING a part of the same property conveyed to Ventas Realty, Limited Partnership, a Delaware limited partnership, by Deed dated September 25, 1998, of record in Deed Book 7170, Page 644, and re-recorded in Deed Book 7858, Page 42, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Exhibit A, 15

EXHIBIT “C”

[Drawing Depicting Parking Lease Area]

SEE ATTACHED.

Exhibit A, 16

EXHIBIT “D”

[Fair Market Rental]

1.In the event that it becomes necessary to determine the Fair Market Rental of the Premises for any purpose of this Lease, and the parties cannot agree amongst themselves on such values, the procedures of this Exhibit ”D” shall apply.

2.“Fair Market Rental” means, as of the applicable date as of which Fair Market Rental is to be determined (e.g., as of the first day of the Lease Year immediately following the expiration of the Zero Cost Period or the commencement of a Renewal Term, as applicable), the fair market rental of parking spaces within the Garage that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of comparable property located in the applicable geographical area would accept, at arm’s length (including what Landlord is accepting in current similar transactions), for the applicable period, for parking spaces located in garages of comparable size and quality as the Garage, taking into account (a) the age, quality and layout of the Garage and the Garage Improvements, (b) items that professional real estate appraisers customarily consider, including rental rates, availability of competing facilities, tenant size and lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar facilities as the Garage and the Garage Improvements and (c) that the Rent will escalate as provided in Section 4(c).  The appraisal process shall determine the Fair Market Rental by determining the Fair Market Rental for the first Lease Year of the Rental Period or a Renewal Term by appraisal and then escalating the Rent in each subsequent Lease Year of the Initial Term or such Renewal Term, as applicable, as provided in Section 4(c) of this Lease. The Fair Market Rental shall be in such amount as agreed to by the parties, or failing such agreement within 10 days prior to the date on which the Fair Market Rental is to be effective, unless Tenant has notified Landlord, in writing, of its intention not to exercise its option to renew this Lease for any Renewal Term, as established pursuant to the following appraisal process:

3.Each party shall within 10 days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Rental. Within 10 days of such selection, the MAI Appraisers so selected by the parties shall select a third MAI Appraiser. The three selected MAI Appraisers shall each determine the Fair Market Rental of the Premises within 30 days of the selection of the third appraiser. Tenant shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

4.If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Fair Market Rental of the Premises in accordance with the provisions of this Exhibit, and the Fair Market Rental of the Premises so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third MAI Appraiser within the time period set forth in Section 3 of this Exhibit ”D”, then either party may, at Tenant’s expense, request that the American Arbitration Association or any successor organization thereto appoint a third MAI Appraiser meeting the qualifications set forth below within 20 days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such third MAI Appraiser shall have been appointed in such manner within such 20 day period or within 60 days after either party’s demand for the selection of MAI Appraisers as provided in Section 3 of this Exhibit ”D”, then either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by the court.

Exhibit A, 17

5.Within five days after completion of the third MAI Appraiser’s appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Fair Market Rental of the Premises.  If a majority is unable to determine the Fair Market Rental of the Premises at such meeting, the three appraisals of the Premises shall be averaged by adding them together and dividing their total by three.  The resulting quotient shall be the Fair Market Rental of the Premises.  If, however, either or both of the low appraisal or the high appraisal of the Premises are more than 10% lower or higher than the middle appraisal of the Premises, any such lower or higher appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals of the Premises shall be averaged by adding them together and dividing their total by two, and the resulting quotient shall be the Fair Market Rental of the Premises.  If both the lower appraisal and the higher appraisal are disregarded as provided herein, the middle appraisal shall be the Fair Market Rental of the Premises.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises are located and who has substantial experience in performing appraisals of facilities similar to the Garage and the Premises located therein and holds the Appraisal Institute’s MAI designation, or, if such organization no longer exists or certifies appraisers, such successor organization or such other organization as is approved by Tenant.

Exhibit A, 18